Exhibit 10.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") is effective 15/07/2015

BETWEEN:	Lazaraus Resources Pty Ltd (ACN 152 969 901) (the "Vendor"), an Australian Registered Proprietary Company, Limited by Shares, registered under the Corporations Act 2001, with its main office located at:

108 Outram Street, West Perth, WA, 6005

AND:	Panex Resources WA Pty Ltd (ACN 607 016 491) (the "Purchaser"), an Australian Registered Proprietary Company, Limited by Shares, registered under the Corporations Act 2001, and a 100% owned subsidiary of Panex Resources Incorp. USA, with its main office located at:

Level 1, Suit 5, 55 Salvado Road, Subiaco, WA, 6008

WHEREAS the Purchaser desires to purchase, and Vendor desires to sell, some assets, rights and interests as described in Schedule A hereof (the "Purchased Assets") in accordance with the terms, conditions and agreements hereinafter contained.

NOW THEREFORE, the parties agree as follows:

1.  SALE AND PURCHASE

1.1	Purchased Assets: Upon and subject to the terms and conditions hereof, the Vendor sells to the Purchaser and the Purchaser purchases from the Vendor, as of the Effective Date and conditional upon the Purchased Assets being free and clear of any liens or encumbrances and all statutory reporting up to date including but not limited to Form 5 expenditure reports and rates and taxes.

1.2	Documentation: The Vendor shall promptly provide the Purchaser with all relevant technical documentation available to the Vendor regarding the Purchased Assets including, but not limited to, documentation that is necessary to operate the Purchased Assets.

1.3	Purchase Price: The purchase price payable by the Purchaser to the Vendor for the Purchased Assets is AUD$3,000.00 (the "Purchase Price"). For all purposes, including for income tax purposes, the parties agree to allocate the Purchase Price in accordance with the provisions of Schedule A.

1.4	Effective Date: The sale and purchase of the Purchased Assets shall be conditional upon the lodgment of annual Form 5 expenditure reports, payment of any taxes and rates due and any third party invoices related to the Assets, and shall be effective upon the date (the "Effective Date") of provision of a stamped copy of the lodged Transfer Form 23, which shall be no later than 24 July 2015, failing which this Agreement shall become null and void, the Purchase Price shall be returned to the Purchaser if paid and the Purchased Assets shall be returned to the Vendor if transferred. In such a case, no party shall be entitled to any compensation other than the return of the Purchase Price and Purchased Assets.

1.5	Assumed Obligations: The Purchaser shall assume all ongoing costs associated with the Assets from the Effective Date including Mines Department obligations and rates and taxes

1.6	Excluded Obligations: Except for the Assumed Obligations or as expressly provided herein, the Purchaser is not assuming any past, present and future indebtedness, liabilities, obligations, contracts and commitments of the Vendor, whether arising out of or resulting from the Purchased Assets.

1.7	Sales and Transfer Taxes: The Purchaser shall pay any and all federal, provincial or local taxes, in the nature of income, sale, use, transfer, gain, recording and any similar tax, fee or duty required to be paid in respect of the assignment or transfer to the Purchaser of the Purchased Assets and the filing and recording thereof, including without limitation tax on the Purchase Price.

2.                   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants as at the date hereof to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Assets.

2.1	Organization: The Vendor is a resident of Western Australia, subsisting under the laws of Western Australia and has the legal authority to own the property and to enter into this Agreement and to perform its obligations hereunder.

2.2	Due Authorization: The execution of this Agreement has been duly authorized, executed and delivered by the Vendor and constitutes legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with its terms.

2.3	Title To The Assets: The Purchased Assets are owned by the Vendor with a good and valid title, free and clear of any and all encumbrances.

2.4	Residency: The Vendor is a resident of Australia for the purposes of the Income Tax Act of Australia.

3.                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as at the date hereof to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection of the sale of the Purchased Assets.

3.1	Organization: The Purchaser is a corporation duly incorporated and organized and validly subsisting under the laws of Nevada, USA and has the corporate power to own the property and to enter into this Agreement and to perform its obligations hereunder.

3.2	Due Authorization: The execution of this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

4.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES

4.1	Survival of Representations and Warranties. The representations and warranties contained herein will survive the completion of the sale and purchase of the Purchased Assets herein for a period of one year.

5.                   GENERAL

5.1	Independent Contractor: This Agreement shall not constitute either party the agent or legal representative of the other party for any purpose.

5.2	Entire Agreement: The parties agree that this Agreement constitutes a complete and exclusive statement of the terms and conditions between them covering the performance thereof and cannot be altered, amended or modified except in writing executed by the parties to be bound thereby. This Agreement supersedes all prior negotiations, agreements and communications, written or oral, between the parties with respect to the subject matter hereof.

5.3	Headings: The headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

5.4	Invalidity: If any of the provision contained in this Agreement are found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

5.5	Further Assurances: Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party as necessary to carry-out, evidence and confirm the intended purposes of this Agreement.

5.6	Successors and Assigns: All obligations set forth in this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties whether expressed or not. This Agreement and any rights pursuant hereto shall not be assignable by the parties without the prior written consent of the other party.

5.7	Notices: Any notice, report, demand, waiver, consent or other communication given by a party under this Agreement shall be in writing and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by overnight courier service which provides evidence of delivery or (iii) when 3 days have elapsed after its transmittal by registered or certified mail, postage prepaid, return-receipt requested, addressed to the party to whom directed at the party's address as it appears above or another address of which that party has given notice.

5.8	Governing Law: This Agreement shall be governed by and construed in accordance with the domestic laws of the Western Australia and the laws of Australia applicable. The parties hereto expressly agree that any dispute or controversy arising out of or relating to this Agreement including the interpretation, execution or breach thereof, arising in the course of or following its performance, shall be brought before a competent court located in the Western Australia of Australia.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at [place of execution] on the date indicated above.

EXECUTED by LAZARUS RESOURCES PTY LTD ACN 152 969 901 in accordance with Section 127 of the Corporations Act 2001 /s/ ROBERT JEWSON Sole Director Robert Jewson Name of Director/Company Secretary	) ) ) ) )	/s/ STEVEN BRUSON-HAYNES Witness Steven Bruson-Haynes 10B Kate St, East Vic Park, WA 6101 Name & Address of Witness

EXECUTED by
PANEX RESOURCES WA PTY LTD
ACN 607 016 491
in accordance with Section 127 of the Corporations Act 2001

/s/ CRAIG NELMES
Director/Company Secretary

CRAIG NELMES
Name of Director/Company Secretary
(BLOCK LETTERS)

) ) ) ) )	/s/ NIGEL FERGUSON Director NIGEL FERGUSON Name of Director (BLOCK LETTERS)

SCHEDULE A
ASSETS, RIGHTS AND INTERESTS

Assets

1.            Inventory: Exploration Licence E80/4675 located some 85km SW of Halls Creek in the Kimberley Mineral Field of Western Australia

2.            All data reports and technical information related to E80/4675 including copies of all regulatory reporting; metadata files and databases